EXHIBIT 99.2
— PRELIMINARY COPY — YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 6:00 AM Eastern Daylight Time the morning of the meeting. Control Number è VOTE BY INTERNET http://www.ivselection.com/Allegheny Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR VOTE BY TELEPHONE 1888xxxxxxx Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. ▼ FOLD AND DETACH HERE ▼ Please mark your votes as indicated in this example ☑ (A) Your Board recommends a vote “FOR” approval of the merger agreement and the merger. Item 1. Proposal to approve the Agreement and Plan of Merger, dated as of February 10, 2010, by and among FirstEnergy Corp., Element Merger Sub, Inc. (a wholly-owned subsidiary of FirstEnergy Corp.) and Allegheny Energy, Inc., as it may be amended from time to time, and the merger described therein. FOR AGAINST ABSTAIN ? ? ? (B) Your Board recommends a vote “FOR” Item 2. Item 2. Proposal to authorize the Allegheny Energy board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger agreement and the merger at the time of the special meeting. FOR AGAINST ABSTAIN ? ? ? Signature Signature Date ,2010 Authorized Signatures — This section must be completed for your vote to be counted. Date and sign above. Please sign your name(s) exactly as shown above. Joint owners should each sign.

ALLEGHENY ENERGY, INC. 2010 Special Meeting of Stockholders ___, 2010 at ___A.M. [Location] ADMISSION TICKET NO ONE ADMITTED WITHOUT A TICKET Picture Identification Required YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY VOTE YOUR SHARES. Allegheny Energy, Inc. encourages you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours per day, seven days per week. See instructions on reverse side of this proxy. If you vote your proxy by Internet or telephone, you do NOT need to mail your proxy card. Your vote is important. Please vote without delay. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Allegheny Energy, toll-free at 1-800-549-6650. Thank you for your prompt attention to this request. ▼ FOLD AND DETACH HERE ▼ 800 CABIN HILL DRIVE GREENSBURG, PA 15601 PROXY FOR USE AT SPECIAL MEETING OF STOCKHOLDERS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Allegheny Energy, Inc., a Maryland corporation (the “Company”), hereby appoints Paul J. Evanson, David M. Feinberg and Daniel M. Dunlap and each of them, as Proxies for the undersigned with full power of substitution in each of them, to attend the Special Meeting of Stockholders of the Company to be held at ___on ___, 2010 at ___A.M., Eastern Daylight Time, and at the meeting and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all power possessed by the undersigned as if personally present at the meeting and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Joint Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such meeting. When properly executed and returned, this proxy will be voted as specified by the undersigned stockholder. If no voting specification is made, this proxy will be voted “FOR” the proposal to approve the merger agreement and the merger and “FOR” the proposal to authorize the Allegheny Energy board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of such approval. Further, when properly executed and returned, this proxy will be voted in accordance with the proxy holders’ discretion on any other matters that may properly come before the meeting. This proxy is continued on the reverse side. Please mark, sign, and date on the reverse side and return promptly.